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                                                                     EXHIBIT 4.a


          Temporary Certificate - Exchangeable for Definitive Engraved
                      Certificate - When Ready for Delivery



                                 MASCOTECH, INC.
               4 1/2% Convertible Subordinated Debenture Due 2003

REGISTERED                                                 CUSIP No. 574670 AB 1
No. TR


MascoTech, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company"), for value received, hereby promises to pay to __________________ or registered assigns, at the office or agency of the Company in the Borough of Manhattan, The City of New York, the principal sum of ____________________________ Dollars on December 15, 2003, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on June 15 and December 15 of each year, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Debenture, from the June 15 and December 15, as the case may be, next preceding the date of this Debenture to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Debenture, or unless no interest has been paid or duly provided for on the Debentures since the original issue date (as defined in the Indenture referred to on the reverse hereof) of this Debenture, in which case from January 21, 1994, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after June 1 or December 1, as the case may be, and before the following June 15 or December 15, this Debenture shall bear interest from such June 15 or December 15; provided, however, that if the Company shall default in the payment of interest on such June 15 or December 15, then this Debenture shall bear interest from the next preceding June 15 or December 15 to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for on the Debentures since the original issue date (as defined in such Indenture) of this Debenture, from the January 21, 1994. The interest so payable on any June 15 or December 15 will, subject to certain exceptions provided in such Indenture, be paid to the person in whose name this Debenture is registered at the close of business on the June 1 or December 1, as the case may be, next preceding such June 15 or December 15, whether or not such June 1 or December 1 is a business day, and may, at the option of the Company, be paid by check mailed to the registered address of such person.

Reference is made to the further provisions of this Debenture set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under such Indenture.



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IN WITNESS WHEREOF, MascoTech, Inc. has caused this instrument to be executed in its corporate name by the facsimile signature of its Chairman of the Board or its President and imprinted with a facsimile of its corporate seal, attested by the facsimile signature of its Secretary or an Assistant Secretary.

Dated:   ______________


MascoTech, Inc.


By: Richard Manoogian
   Chairman of the Board

Attest: Eugene A. Gargaro, Jr.
   Secretary






CERTIFICATE OF AUTHENTICATION

This is one of the securities of the series designated therein referred to in the within-mentioned indenture.

MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                                    AS TRUSTEE

BY________________________
AUTHORIZED OFFICER



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                              REVERSE OF DEBENTURES
                                 MASCOTECH, INC.
               4 1/2% CONVERTIBLE SUBORDINATED DEBENTURE DUE 2003

         This Debenture is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of November 1, 1986 (herein called the "Indenture"), duly executed and delivered by the Company to Morgan Guaranty Trust Company of New York, Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provision (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Debenture is one of a series designated as the 4 1/2% Convertible Subordinated Debentures Due 2003 of the Company, limited in aggregate principal amount to $345,000,000.

         Subject to the provisions of the Indenture, the holder of this Debenture is entitled, at such holder's option, at any time on or after March 22, 1994 and prior to December 15, 2003 (except that, in case this Debenture or any portion hereof shall be called for redemption, such right shall terminate with respect to this Debenture or portion hereof, as the case may be, so called for redemption at the close of business on the last business day preceding the date fixed for redemption as provided in the Indenture, unless the Company shall default in the payment due upon redemption thereof), to convert the principal amount of this Debenture (or any portion hereof which is $1,000 or an integral multiple thereof), into shares of Common Stock of the Company (calculated to the nearest 1/100th of a share), as said shares shall be constituted at the Date of Conversion, at the Conversion Price of $31.00 principal amount of Debentures for each share of Common Stock, or at the adjusted Conversion Price in effect at the Date of Conversion determined as provided in the Indenture, upon surrender of this Debenture, together with the conversion notice hereon duly executed, to the Company at the designated office or agency of the Company in the Borough of Manhattan, The City of New York, accompanied (if so required by the Company) by instruments of transfer, in form satisfactory to the Company and to the Trustee, duly executed by the holder or by such holder's duly authorized attorney in writing. Such surrender shall, if made during any period beginning at the close of business on a record date and ending at the opening of business on the interest payment date next following such record date (unless this Debenture or the portion being converted shall have been called for redemption on a redemption date during such period) also be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of any amount equal to the interest payable on such interest payment date on the principal amount of this Debenture then being surrendered for conversion. Except as aforesaid no adjustment is to be made on conversion for interest accrued hereon of for dividends on shares of Common Stock issued on conversion. The Company is not required to issue fractional shares upon any such conversion, but shall make adjustment therefor in cash on the basis of the market value of such fractional interest as provided in the Indenture.



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         The indebtedness evidenced by the Debentures is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of the principal of (and premium, if any) and interest on all Senior Indebtedness as defined in the Indenture, and this Debenture is issued subject to such provisions and each holder of this Debenture, by accepting the same, agrees to and shall be bound by such provisions, and authorizes the Trustee in such holder's behalf to take such action as may be necessary or appropriate to effectuate as between the holders of the Debentures and the holders of Senior Indebtedness the subordination as provided in the Indenture and appoints the Trustee such holder's attorney-in-fact for such purpose.

         In case an Event of Default with respect to the 4 1/2% Convertible Subordinated Debentures Due 2003 shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time outstanding of all series to be affected (voting as a class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or any premium thereon, or reduce any amount payable on redemption thereof, or make the principal thereof or any interest or premium thereon payable in any coin or currency other than that hereinbefore provided, or impair the right to convert the 4 1/2% Convertible Subordinated Debentures Due 2003 into Common Stock on the terms defined in the Indenture, or impair or affect the right of any holder to institute suit for payment thereof or the right of repayment, if any, at the option of the holder, or modify any of the provisions of the Indenture relating to the subordination of the Securities in a manner adverse to the holders thereof, without the consent of the holder of each Security so affected, or (ii) reduce the aforesaid principal amount of Securities of all series to be affected, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Securities so affected then outstanding. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the holders of a majority in aggregate principal amount of the Securities of such series at the time outstanding (or, in the case of certain defaults or Events of Default, all the Securities) may on behalf of the holders of all of the Securities of such series (or all the Securities, as the case may be) waive any such past default or Event of Default under the Indenture and its consequences except a default in the payment of principal of, premium, if any, or interest, if any, on any of the Securities. Any such consent or waiver by the holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and any Debentures which may be issued in exchange or transfer hereof or in substitution herefor, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the



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principal of and interest on this Debenture at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

         The Debentures are issuable in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. In the manner and subject to the limitations provided in the Indenture, but without the payment of any charge (except for any tax or other governmental charge imposed in connection therewith), Debentures may be exchanged for an equal aggregate principal amount of Debentures of other authorized denominations at the office or agency of the Company for such exchange in the Borough of Manhattan, The City of New York or at such other location or locations as may be provided for pursuant to the Indenture.

         The Debentures may be redeemed at the option of the Company as a whole, or from time to time in part, on any date on or after December 22, 1996 and prior to maturity, upon mailing a notice of such redemption not less than thirty nor more than sixty days prior to the date fixed for redemption to the holders of Debentures at their last registered addresses, all as provided in the Indenture, at the following optional redemption prices (expressed in percentages of the principal amount to be redeemed) together in each case with accrued interest to the date fixed for redemption; provided, however, that if the date fixed for redemption of any Debenture is an interest payment date, then the regular semi-annual payment of interest becoming due on such date shall be payable to the registered holder of such Debenture at the close of business on the applicable record date.

              If redeemed during the twelve-month period beginning
December 15.


         Year                                                                   Percentage
         ----                                                                   ----------
         1996.....................................................................103.00%
         1997.....................................................................102.50%
         1998.....................................................................102.00%
         1999.....................................................................101.50%
         2000.....................................................................101.00%
         2001.....................................................................100.50%
         2002.....................................................................100.00%

         Upon due presentment for registration of transfer of this Debenture at the office or agency of the Company for such registration in the Borough of Manhattan, The City of New York, or any other location or locations as may be provided for pursuant to the Indenture, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of or on account of the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary. All payments made to or upon the order



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of such holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Debenture.

         No recourse for the payment of the principal of, or premium, if any, or interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         All terms used in this Debenture which are defined in the Indenture shall have the respective meanings ascribed to them therein.

         This Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of that State.

                       ---------------------------------

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM - as tenants in common
         TEN ENT - as tenants by the entireties
         JT TEN - as joint tenants with right of survivorship and not as tenants in common

         UNIF GIFT MIN ACT -                         Custodian
                             ------------------------         ------------------
                                    (Cust)                           (Minor)
                             under Uniform Gifts to Minors
                             Act
                                ---------------------
                                     (State)

    Additional abbreviations may also be used though not in the above list.

                       ---------------------------------




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I or we assign and transfer this Security to

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
 ----------------------------------------------------
|                                                    |
|                                                    |
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             (Print or type name, address and zip code of assignee)


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and irrevocably appoint


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to transfer this Security on the books of the Company. The agent may substitute another to act for him

Dated                                        Signed:
     --------------------------------               ----------------------------



--------------------------------------------------------------------------------
        (Sign exactly as name appears on the other side of this Security)

                                CONVERSION NOTICE

TO MASCOTECH, INC.:

         The undersigned owner of this Debenture hereby irrevocably exercises the option to convert this Debenture into shares of Common Stock of the Company in accordance with the terms of the indenture referred to in this Debenture, and directs that the shares issuable and deliverable upon the conversion together with any check in payment for fractional shares and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect hereto. Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.

Dated:
      --------------------------------       -----------------------------------
                                                    Signature

Fill in for registration of shares of Common Stock and Debentures if to be issued otherwise than to the registered holder.

--------------------------  Social Security or other Taxpayer Identifying Number
      (Name)


--------------------------  ----------------------------------------------------
      (Address)


---------------------------------------------------------
Please print name and address (including zip code number)




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